UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

November 7, 2017 (November 1, 2017)

Date of Report (Date of earliest event reported):

Learning Tree International, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-27248	95-3133814
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13650 Dulles Technology Drive, Herndon, Virginia		20171
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 709-9119

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 1.01  Entry into a Material Definitive Agreement.

On November 1, 2017, Learning Tree International, Inc. (“Learning Tree” or the “Company”) entered into new indemnification agreements, in substantially the form attached as Exhibit 10.1 to this Current Report on Form 8-K (the “New Indemnification Agreement”), with each director serving on the Company’s board of directors (the “Board”) and each current executive officer of the Company. Each New Indemnification Agreement entered into with the current directors and executive officers replaces and supersedes the prior indemnification agreement entered into between the Company and such director or executive officer to the extent they were a party to the Company’s prior form of indemnification agreement. The New Indemnification Agreement is intended for use by the Company for indemnification agreements entered into by the Company with its directors and executive officers on or after November 1, 2017.

Under the New Indemnification Agreement, the Company agrees to indemnify each director and executive officer against any and all expenses to the fullest extent permitted by the laws of the State of Delaware, if the director/executive officer was, is, becomes or is threatened to be made a party to or witness or other participant in a claim or proceeding by reason of or arising in part out of the director’s/executive officer’s service as a director, officer, employee, trustee, agent or fiduciary of Learning Tree or any of its subsidiaries or the director’s/executive officer’s service at the request of Learning Tree in any such capacity with any other enterprise. The New Indemnification Agreement also provides for, among other things, the advancement of expenses actually and reasonably paid or incurred by a director/executive officer prior to final disposition of any claim or proceeding that relates to the Company indemnification obligations and the maintenance by the Company of director and officers’ liability insurance covering the director/executive officer, subject to reimbursement in the event such director/executive officer is ultimately determined not to be entitled to indemnification after final disposition of a claim or proceeding under the terms of the New Indemnification Agreement and applicable Delaware law.

The foregoing summary of the New Indemnification Agreement is qualified in its entirety by reference to, and should be read in conjunction with, the complete text of the form of the New Indemnification Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

 Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Director

Effective as of November 6, 2017, Richard J. Surratt was appointed by the Board to fill one of the vacancies on the Board as a Class II Director. Mr. Surratt will stand for re-election at the Company’s 2018 annual meeting of shareholders (the “2018 Annual Meeting”) along with the other Class II Director. The Board also appointed Mr. Surratt to serve on and to Chair the Board’s Audit Committee.

Upon his appointment, Mr. Surratt became entitled to receive compensation for his service on the Board as a non-employee director.  As a non-employee director, the compensation that Mr. Surratt shall be entitled to receive is (i) a $4,000 per month retainer, (ii) a fee for each Board meeting attended with a payment of $2,000 for in person meetings and $1,000 for telephonic Board meetings, and (iii) a fee for each committee meeting attended in person or telephonically of $1,000; provided that only a single fee shall be paid for attendance if both Board and committee meetings are held on the same day. In addition, Mr. Surratt shall also receive an annual retainer of $10,000 for serving as Chair of the Audit Committee. In connection with his appointment to the Board, Mr. Surratt will also enter into the New Indemnification Agreement with the Company, the terms of which are described in Item 1.01 of this Current Report on Form 8-K and the form of such agreement filed herein as Exhibit 10.1, which are both incorporated hereby.

There is no arrangement or understanding between Mr. Surratt and any other person pursuant to which Mr. Surratt has been selected as a director. Mr. Surratt has not engaged in any transaction with the Company or any subsidiary and there are currently no proposed transactions with the Company or any subsidiary, in which the amount involved exceeds $120,000 and in which Mr. Surratt had or will have a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K.  Mr. Surratt does not have a family relationship with any director or executive officer of the Company.

Richard Surratt has been a consulting advisor to a private investment firm since 2014, primarily working from within several portfolio companies on business model development and strategic alternatives. From 2013 to 2014, Mr. Surratt was an Engagement CFO Partner with Tatum LLC. Prior to 2013, Mr. Surratt was CFO of Independence Air from 1999 to 2005, CFO of Proquest Company from 2005 to 2006, CEO of Proquest Company from 2006 and 2009, and CFO of Arbitron Inc. from 2011 to 2012. Mr. Surratt also served on the Board of Cambium Learning Group from 2009 to 2013. Mr. Surratt’s industry experience includes senior executive roles in information, education, and technology companies. Prior to 1999, Mr. Surratt served in various executive finance positions at Mobil Oil Corporation including as Director, Major Transactions Group, and Corporate Treasurer, Latin America. Mr. Surratt holds a B.S. in Marine Engineering from the United States Merchant Marine Academy, an M.S. in Fluid Mechanics/Thermal Science from the George Washington University, and an MBA from the Stanford Graduate School of Business. Mr. Surratt received a CPA license (currently inactive) from the State of Maryland.

 Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1     Form of Indemnification Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 7, 2017	LEARNING TREE INTERNATIONAL, INC.

	By:	/s/ David W. Asai
David W. Asai
Chief Financial Officer (Principal Financial Officer)